UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein, have filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  Promptly after filing its definitive proxy statement with the SEC, Boots Capital will forward the definitive proxy statement and accompanying GOLD universal proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

On March 28, 2024, Theodore B. Miller, Jr., on behalf of Boots Capital and together with the other Participants named herein, issued a press release relating to the Corporation, a copy of which is set forth below.

RESTORE VALUE NOW: CROWN CASTLE CO-FOUNDER TED B. MILLER FILES PRELIMINARY PROXY MATERIALS

Crown Castle’s Failed Strategy Under Current Leadership Has Destroyed Shareholder Value, Eroded Governance and Trust, and Weakened Employee Morale

As a Result, Crown Castle’s Stock Price Recently Hit Six-Year Low; Company Has Performed Worse Than Peers for 15 Years

Miller’s Highly Qualified Director Nominees are Committed to Executing Plan Designed to End Era of Value Destruction and Strategic Missteps and Restore Market Confidence in CCI

HOUSTON – March 28, 2024 – Ted B. Miller, co-founder and former Executive Chairman & Chief Executive Officer of Crown Castle Inc., (NYSE: CCI) (“Crown Castle” or the “Company”) and his investment vehicle Boots Capital Management, LLC (“Boots Capital”) today filed preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with Crown Castle’s upcoming 2024 Annual Meeting of Stockholders to be held on May 22, 2024.

Mr. Miller has nominated a slate of four director nominees who, if elected, collectively would bring world-class tower operating and public-company CEO experience, as well as much needed leadership, management oversight, and stability to the Crown Castle Board of Directors (the “Board”).

Notably, Boots Capital believes that Crown Castle’s Board has irreparably breached the trust of shareholders and thrown governance to the wind as evidenced by the following: 1) failing to implement a CEO succession plan; 2) entering into a cooperation agreement with Elliott Management Corp. (“Elliott”), which has since been largely rewritten after the Delaware Chancery Court recognized it as coercive to shareholders’ rights; 3) inexplicably waiting to disclose that Elliott had waived its demand that the Board recommend Elliott directors as part of that cooperation agreement; 4) failing to disclose in a timely manner that the Board agreed to conduct a ‘fresh’ review process of the Boots Capital nominees, and doing so in a manner that Boots Capital believes was not in good faith; and 5) failing to disclose to shareholders the Delaware Chancery Court’s mandate to provide the Boots Capital team advance notice of any material decision involving its CEO search or Fiber sale process.

Mr. Miller stated: “Our mission is to restore shareholder value at Crown Castle and help the Company reach its full potential. We wish to be a positive force and work constructively with all stakeholders to make Crown Castle the preeminent tower company by executing on an achievable and carefully developed near- and long-term plan, which has already received consistent investor support.

“Conversely, Crown Castle’s pursuit of a failed fiber strategy while ignoring the foundation of the business – towers – has destroyed billions in shareholder value, led to an unsustainable dividend policy, eroded trust and market credibility, and weakened employee morale. Notably, Crown Castle’s stock price and total shareholder returns have significantly underperformed its peers over this 10-year period, and its shares recently hit a six-year low. The Company has also been unable or unwilling to retain key members of its executive management team, many of whom have not been replaced, crushing what was once a thriving culture. Yet the Board has the audacity to ask shareholders for even more time in a desperate attempt to prove an already failed strategy. This Board has had its chance.

“Boots Capital’s objectives are fully aligned with those of all shareholders: to see Crown Castle’s stock price increase in value. It is clear that to achieve this, shareholder-driven change at the Board level is urgently required. Our nominees are uniquely suited to execute the value-enhancing strategy that will restore employee and customer confidence in Crown Castle and drive long-term value for all stakeholders.”

Boots Capital’s preliminary proxy materials can be found on the SEC’s website at www.sec.gov.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Boots Capital and the other Participants (as defined below) have filed a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”). Promptly after filing its definitive proxy statement with the SEC, Boots Capital will forward the definitive proxy statement and accompanying GOLD universal proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including 182,997 shares of Common Stock and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed.

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).